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                                                                   EXHIBIT 10.27

                           LONG-TERM SUPPLY AGREEMENT

              DULY MADE AND EXECUTED ON THIS 19 DAY OF MARCH, 1996


                                 BY AND BETWEEN

                             BROMINE COMPOUNDS LTD.
                               an Israeli Company
                                of Makleff House
            12 Kroitzer Street, PO Box 180, Beer Sheva 84101, Israel
                 for itself and/or on behalf of its Affiliates
                                    ("BCL")

                               of the first part


                                      AND


                            TETRA TECHNOLOGIES, INC.
                             a Delaware corporation
                 of 25025 1-45 North, The Woodlands, Texas, USA
                 for itself and/or on behalf of its Affiliates
                                   ("TETRA")

                               of the second part

                 WHEREAS TETRA wishes to purchase from BCL Calcium Bromide *** solution meeting the specifications set for on Appendix A hereto (the "Product") and BCL wishes to supply the Product to TETRA, on the terms and conditions detailed in this Agreement:


NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties stipulate, affirm and agree as follows:





***      CONFIDENTIAL TREATMENT REQUESTED
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1.       PURCHASE AND SALE

         During the term of this Agreement, TETRA agrees to purchase at lease ninety percent (90%) of the entire external requirements of TETRA of the Product from BCL and BCL agrees to supply such quantities of the Product to TETRA, according to the terms detailed below.

         ***

2.       SPECIFICATIONS

         Specifications for the Product shall be as detailed in APPENDIX A hereto (the "Specifications").

3.       PRICING AND PAYMENT

         3.1 Pricing: The prices for the Product will be determined as specified in APPENDIX B hereto.

                 By not later than *** of every year commencing ***, the parties will re-evaluate and agree upon the prices for the Product which will be effective during the following year. ***

         3.2 Invoices and Payment: BCL or its designated Affiliate shall invoice TETRA on the date of each delivery. All payments shall be made in US dollars unless otherwise agreed from time to time by the parties, within *** days of each invoice. All payments shall be made by TETRA by bank transfer to an account designated by BCL. Late payments will bear interest at the rate of *** per month.

         3.3 Governmental Charges and Taxes: All taxes, duties, excises, levies and assessments of any nature or description, except
                 (1) taxes imposed on or measured by BCL's income and (ii) any taxes, duties, excises, levies and assessments imposed on the export of Product by BCL that may be imposed or assessed by any government body or authority based on sales of Product under this Agreement will be for the sold account of TETRA and TETRA shall indemnify and hold BCL harmless from any such taxes, duties, levies and assessments paid for or on behalf of BCL.
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4.       FORECASTS AND ORDERS

         4.1     Firm Orders and Forecasts:

                 4.1.1 On or before *** of each year during the term of this Agreement, TETRA shall notify BCL or its designated Affiliate in writing of its a good faith estimate of 90% of the entire external requirements of TETRA for Product for the next year (the "Base Amount"). TETRA estimates that the Base Amount for *** will be ***. Each year during the term hereof, TETRA agrees to purchase, ***, at least *** of the Base Amount, as equally as reasonably possible over the calendar quarters covered by the Base Amount for such year. TETRA agrees that it will not adjust the Base Amount (upward or downward) from one contract year to the next during the term hereof by more than *** from the actual purchases by TETRA hereunder during the 12 month period immediately preceding such estimate; provided, however, that, for purposes of making this adjustment, TETRA may elect to exclude amounts purchased hereunder that were in excess of *** of the Base Amount, if any, from the amount of such actual purchases.

                 4.1.2 BCL agrees to supply Product ordered by TETRA hereunder, up to a maximum of *** of the Base Amount for each year during the term hereof. If TETRA requires more than *** of the Base Amount, BCL shall not be obligated but shall have the right of first refusal to supply *** of such excess, if a price can be mutually agreed to by TETRA and BCL. *** .

         4.2 Purchase Orders: TETRA shall fax or otherwise transmit purchase orders or verbal instructions for firm quantities of Product to BCL or its designated Affiliate. Each such purchase order shall specify the requested (A) quantity of Product, (B) delivery time, (C) destination, and (D) labeling instructions and may include other specific shipping, freight or delivery instructions. In the event of a conflict between the terms of any purchase order of TETRA and this Agreement, this Agreement shall control.
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5.       DELIVERY AND ACCEPTANCE OF PRODUCTS

         5.1 Shipping: Products will be shipped *** or as agreed upon by both parties to the destination specified by TETRA in its purchase order and approved by BCL.

         5.2 Title and Risk of Loss: Title to and risk of loss of Products sold pursuant to this Agreement shall pass to TETRA ***

         5.3     Certificate of Analysis, Quality, Inspection and Acceptance:
                 BCL agrees to provide to TETRA, promptly after shipment, a certificate of quality for each bulk shipment of Product sold to TETRA hereunder with regard to the characteristics set forth on the Specifications. All quantities of the Product delivered Pursuant to this Agreement shall be subject to inspection, sampling and sampling retainage by Tetra at the time the Product is delivered to determine their material conformity with the Specifications. If Product delivered does not materially conform with the Specifications, TETRA shall notify BCL of such non-conformity and shall promptly ship one kilogram of the Product to BCL for evaluation. BCL shall promptly evaluate such Product and, if BCL determines that, as a result of BCL's act or omission, the quality of Product does not conform Specifications, then BCL shall, at Tetra's option, either (i) credit Tetra's account by an agreed-upon amount, or
                 (ii) replace the non-conforming product and BCL shall notify TETRA as to whether to return the non-conforming Product to BCL. BCL shall be responsible for all costs and related expenses of return or disposal of non-conforming Product. In the event TETRA and BCL disagree as to whether the conforms to the Specifications, the parties agree that a sample of the allegedly non-conforming Product shall be provided to an independent testing laboratory as to the conformity of the Product to the Specifications shall be binding upon the parties. Credit of TETRA's account or replacement, at no charge, of non-conforming quantities of the Product shall be the sole and exclusive remedy of TETRA in the event of non-conformance of the Product to the Specifications.

6.       FORCE MAJEURE

         6.1 No Default: The failure of either BCL or TETRA to perform its obligations under this Agreement, if caused by "Force Majeure" (as hereinafter defined), shall not constitute a default hereunder nor subject the party so failing to any liability to the other; provided, however, that the party affected by such Force Majeure shall promptly notify the other of (i) the existence of such Force Majeure, (ii) its expected duration,
                 (iii) the estimated effect such Force Majeure will have on the affected party's ability to perform its obligations hereunder, and (iv) when such Force Majeure circumstance has ceased to affect its ability to perform its obligations hereunder.

         6.2 Definition: As used herein, the term "Force Majeure" shall mean and include any circumstance beyond the reasonable control of the affected party, including
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                 without limitation, the following;. any act of God or the
                 public enemy, accident, explosion, fire, storm, earthquake, flood, drought, perils of the sea, casualty, strikes, lockouts, labor troubles (whether or not such labor trouble is within the reasonable control of the party affected thereby), riots, sabotage, embargo, war (whether or not declared and whether or not the USA. or Israel is a participant), any applicable law, regulation, order (whether of the USA. or otherwise) (including laws, regulations and orders pertaining to protection of the environment, licenses, priority, seizure or requisition), failure or delay of transportation, and shortage of or inability to purchase supplies (including from other companies in the Israeli Chemicals Ltd. group), equipment, fuel or labor and, ***.

         6.3 Reasonable Efforts: BCL and TETRA shall each use all commercially reasonable efforts to eliminate any circumstance of Force Majeure which affects its ability to carry out its responsibilities under this Agreement.

7.       APPORTIONMENT

         In the event of a shortage or anticipated shortage of Product available to BCL for supply hereunder, BCL agrees to allocate the amount of Product available to BCL to ensure that TETRA receives an equitable portion thereof ***

8.       RIGHT OF FIRST REFUSAL

         TETRA hereby grants to BCL a right of first refusal during the term of this Agreement to supply to TETRA and its Affiliates *** of all the external requirements (as defined in Section 1 above) of brominated clear brine fluids (other than Product) produced by Israeli Chemicals Ltd. Group for oil and gas well applications ("CBF") of TETRA and its Affiliates. TETRA will notify BCL of the quantities of the required CBF and the price and other material terms at which TETRA is prepared to purchase same. If TETRA has received a third party quote, it shall submit same to BCL. BCL will have thirty (30) days to notify TETRA of its agreement to supply such CBF at the specified price and terms more favorable. ***

9.       TERM, DEFAULT AND TERMINATION

         9.1 Term: The term of this Agreement will commence as of January 1, 1996 and will extend *** unless terminated (i) by either party at any time and for any reason, by giving at least *** prior written notice to the other party, or (ii) according to
                 Section 9.4 below. In order to remove doubt this Agreement shall continue to be in full force and effect during such period of notice.





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         9.2     Supply during Notice Period.  In the event BCL terminates this
                 Agreement under Section 9.1 above, during the *** period referred to in Section 9.1 above, prices for Product under this Agreement shall be ***

         9.3 Default: Either party shall be in default under this Agreement if it fails to perform any of its undertakings or obligations contained in this Agreement in any material respect. Either party shall also be in default under this Agreement if it makes an assignment for the benefit of its creditors; files an action or petition for relief under applicable bankruptcy or insolvency laws; has filed against it an involuntary petition to have it declared bankrupt in which it acquiesces or which is not being actively disputed by TETRA within sixty (60) days from the date of such filing or the appointment if a receiver for all or substantially al of its business or assets.

         9.4 Termination upon Default: Upon default by either party under this Agreement, the non-defaulting party may give written notice of its intention to terminate this Agreement detailing the alleged default. The defaulting party shall have thirty
                 (30) days from the date of receipt of such notice to cure the default. If the default is not cured within such (30) day period, the non-defaulting party shall have the right to terminate this Agreement immediately by giving written notice thereof to the defaulting party. The failure of the non-defaulting party to so terminate this Agreement shall not preclude it from giving notice under this Section to the defaulting party with regard to the same or similar defaults at any time in the future.

         9.5 Survival of Sections: Articles 10 and 11 shall survive termination of this Agreement for any reason.
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         9.6     Limitation of Liability:  IN NO EVENT WILL EITHER PARTY TO
                 THIS AGREEMENT BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER THE CLAIM FOR DAMAGES IS BASED ON CONTRACT BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

10.      INDEMNIFICATION

         TETRA agrees to indemnify and hold BCL harmless from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, resulting directly or indirectly from the use of the Product either alone or in connection with TETRA's products.

11.      CONFIDENTIALITY

         11.1 Confidential Information: In this Section, "Confidential Information" shall mean (I) any confidential or proprietary information relating to the activities and business of either of the parties that is disclosed during the term of this. Agreement by either of the parties to the other in connection with this Agreement and (ii) confidential or proprietary information relating to technology or know-how that is disclosed during the term of this Agreement by either of the parties to the other that is disclosed to the other in connection with this Agreement. Except as otherwise required by law or court order or as expressly authorized in writing by the party disclosing the Confidential Information (the "Disclosing Party"), during the term of this Agreement and for a period of *** following any termination of this Agreement, the recipient of such information (the "Recipient") agrees to hold all Confidential information received hereunder in strict confidence and not to disclose it to any other person. In addition, the Recipient agrees not to use any Confidential Information except for the purposes contemplated by this Agreement. The parties agree to hold in strict confidence and not to disclose to any other person the existence and terms of this Agreement, except as may be required by any applicable law, rule or regulation, including any regulation of the United States Securities and Exchange Commission or its counterpart in Israel. However, this obligation of nondisclosure shall not apply to such information which is publicly disclosed as required by such applicable law, rule or regulation.

         11.2 Exclusions: The term "Confidential Information" shall not include information (i) which was already in the possession of the Recipient, as evidenced by its written records (including, for this purpose, any information that is recorded on computer readable media), at the time of disclosure pursuant to this Agreement, (ii) which is lawfully received by the Recipient after the date hereof from a third party which is not, directly or indirectly, under a secrecy obligation to the Disclosing Party, or (iii) which is, at the time of disclosure to the Recipient, or
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                 subsequently becomes, public knowledge otherwise than through a breach of the obligations of the Recipient under this Agreement.

         11.3 Permitted Disclosures: A party may disclose Confidential information employees of any Affiliate who have a need to carry out the responsibilities of the party under this Agreement, provided that each recipient of such information:

                 11.3.1 shall be informed of the Recipient's obligations with respect to such information pursuant to this Agreement, and

                 11.3.2 shall be bound to comply with the terms of this Agreement or the equivalent thereof.

         11.4 Enforcement and Indemnity: Each party will, upon written request from the other (i) enforce the provisions of this
                 Article 11 against an such employee (including a former employee) who received Confidential Information during the course of his or her employment with a party (an "Employee"), or permit the Disclosing Party to enforce said provisions against any such Employee on its behalf, and (ii) indemnify the other party upon demand against all loss, damage, liability or expense caused by wrongful disclosure or use of Confidential information by such Employee.


12.      MISCELLANEOUS

         12.1 Affiliate: For the purposes of this Agreement, "Affiliate" shall mean any entity (i) which owns, directly or indirectly, at least 50% of the outstanding voting securities of a party hereto, or (ii) at least 50% of whose outstanding voting securities (or other ownership interests) are directly or indirectly owned by a party hereto or by a person who directly or indirectly owns at least 50% of the voting securities of a party hereto.

         12.2 Status of Parties: No agency, partnership or joint venture relationship is or is intended to be created or implied by this Agreement.

         12.3 Severability: If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those to which it is so determined to be invalid and unenforceable shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         12.4 Governing Law: This Agreement shall be governed, construed and interpreted in accordance with the laws of England.





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        12.5     Arbitration:  Any disputes arising under or in
                 connection with the validity interpretation and performance of this Agreement that cannot be resolved amicably by the parties shall be finally settled in arbitration before a single arbitrator. The parties shall endeavor in good faith to mutually agree on the selection of an arbitrator of commercial disputes practicing in London, England. If the parties cannot mutually agree on the selection of an arbitrator within sixty (60) days of the request, they shall apply to the London Chamber of Commercial Arbitration to appoint one. The arbitrator thus selected shall be empowered to adopt the procedural rules that will govern the arbitration, but will be otherwise bound by the substantive laws of England. The arbitration proceeding shall be held in London, England. Arbitration proceeding shall be conducted in the English language and all documents submitted as evidence in such proceedings shall be in the English language. The arbitrator will be required to give detailed reasons for his determination. The decision of any such arbitrator shall be final and binding on the parties.

                 Notwithstanding the aforesaid, the parties hereby acknowledge that a breach by either party of this Agreement may not be adequately compensated by monetary damages. Accordingly, in the event of such a breach, the parties recognize that the non-breaching party may have the immediate right to secure an order from any competent court enjoining such breach. This right shall be enforceable without prejudice to any other rights the non-breaching party has in law or under this Agreement.

         12.6 Waiver: Any failure by either party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be expressly waived by the other party. No waiver by any part of any of its rights hereunder shall be construed as a waiver of such rights in connection with any subsequent failure.

         12.7 Entire Agreement: This Agreement, together with the Appendices described herein and delivered in connection herewith, embodies the entire Agreement and understanding of the parties hereto and supersedes any prior agreements or understanding, written or oral, and all discussions between the parties. This Agreement can only be amended by a written document duly executed by the parties and referencing that this Agreement is being amended.

         12.8 Headings: Headings of the Sections of this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.
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         12.9    Assignment:  This Agreement is personal and may not be
                 assigned by either party without the prior written consent of the other; which shall not be unreasonably withheld; provided, however, that (i) BCL and TETRA may each assign any or all of its obligations hereunder to any of their Affiliates (provided that the assigning party remains ultimately responsible according to this Agreement), (ii) TETRA may assign this Agreement and its rights hereunder at any time during the term hereof as security to any entity that provides financing to TETRA (although any assignment by such entity upon foreclosure must be approved by BCL in its reasonable discretion.

         12.10 Binding Effect; Benefits: This Agreement shall inure to the benefits of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, however, that nothing in this Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the parties hereto or their respective successors and permitted assigns.

         12.11 Notices: Any notice to be given under this Agreement shall be in writing and may be delivered or be sent by prepaid registered post sent airmail addressed to the party at the address set forth on the first page of this Agreement.
                 Notices served by post shall be deemed served on the (14th) business day after the date of posting. For this purpose, "business day" means any day other than a Saturday, Sunday or a day which is a public holiday in either Israel or the United States. This Section shall not preclude the giving of notice by other methods of instantaneous written communications, including fax, which notices shall be deemed received within forty-eight (48) hours after being successfully sent.





         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written:

         BROMINE COMPOUNDS LTD.            TETRA TECHNOLOGIES, INC.


         By: /s/ [illegible]               By: /s/ Michael L. Jeane
             ---------------------             --------------------------
         Title: President                  Title: President and CEO
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                                   APPENDIX A


                                 SPECIFICATION




PRODUCT:                      CALCIUM BROMIDE ***

SYNONYMS/
ABBREVIATIONS:

DATE:                         31/08/93
-----
                              Appearance:                         Clear ***
                              Assay (as CaBr2) %:                       ***
                              Density 20/20 C G/ML:                     ***
                              Crystallization pt. C:                    ***
                              pH (1:10 Dilution):                       ***

                              Packing:                                 Bulk
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                                   APPENDIX B
                                  (Section 3)


                                    PRICING


***